UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-09819		52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia			23060-9245
(Address of principal executive offices)			(Zip Code)
	(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2024, Dynex Capital, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), between the Company and BTIG, LLC, as the representative of the underwriter listed on Schedule 1 thereto (the “Underwriter”), for the issuance and sale by the Company of 10,500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”). The Underwriter agreed to purchase the Common Stock from the Company at a price of $11.88 per share, resulting in net proceeds of approximately $124.54 million, after deducting the estimated expenses of this offering, to the Company. In addition, the Company granted the Underwriter an option for 30 days to purchase up to an additional 1,575,000 shares of Common Stock.

The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and certain affiliated entities and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities. The transaction contemplated by the Underwriting Agreement closed on June 7, 2024.

The offering and sale of Common Stock were made pursuant to a preliminary prospectus supplement related to the Company’s effective shelf registration statement on Form S-3 (File No. 333-257318), which has been filed with the Securities and Exchange Commission. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the Underwriting Agreement.

In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its counsel, Mayer Brown LLP, with respect to the legality of the shares, and as Exhibit 8.1 hereto an opinion of Mayer Brown LLP with respect to certain tax matters.

Item 8.01 – Other Events.

On June 5, 2024, the Company issued press releases announcing the launch and pricing of the offering, respectively. Copies of these press release are attached as Exhibits 99.1 and 99.2 hereto and are incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated June 5, 2024, between the Company and BTIG, LLC, as the representative of the underwriter named therein.
5.1	Opinion of Mayer Brown LLP with respect to the legality of common stock.
8.1	Opinion of Mayer Brown LLP with respect to certain tax matters.
23.1	Consent of Mayer Brown LLP (included in Exhibits 5.1 and 8.1).
99.1	Press Release Announcing the Launch of the Offering, dated June 5, 2024.
99.2	Press Release Announcing the Pricing of the Offering, dated June 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	June 7, 2024	By:	/s/ Robert S. Colligan
Robert S. Colligan
Executive Vice President, Chief Financial Officer and Secretary